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                                   FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): January 1, 2000




                      CHARTER COMMUNICATIONS HOLDINGS, LLC
                      ------------------------------------
               CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION
               ---------------------------------------------------
           (Exact name of registrants as specified in their charters)


                                    Delaware
                                    --------
                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)


          333-77499                                           43-1843179
          ---------                                           ----------
        333-77499-01                                          43-1843177
        ------------                                          ----------
   Commission File Number                                  (Federal Employer
                                                        Identification Number)


12444 Powerscourt Drive - Suite 400
St. Louis, Missouri                                           63131
---------------------------------------                       -----
(Address of Principal Executive Offices)                      (Zip Code)

(Registrant's telephone number, including area code)          (314) 965-0555







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ITEM 2   ACQUISITION OF ASSETS

     On January 1, 2000, Charter Communications Holdings, LLC (Charter Holdings) and Charter Communications Holding Company, LLC (Charter Holdco), the parent of Charter Holdings, effected a number of transactions to transfer recently acquired cable systems to Charter Holdings. As a result of these transactions, Charter Holdings became the indirect parent of cable systems of Fanch Cablevision L.P. and affiliates, Falcon Communications, L.P., now known as CC VII Holdings, LLC, and Avalon Cable LLC, now known as CC V Holdings, LLC. The following table presents these entities' customers and revenues as of and for the nine months ended September 30, 1999:

                                                                AS OF AND FOR
                                                            THE NINE MONTHS ENDED
                        ENTITY                               SEPTEMBER 30, 1999
      -------------------------------------------    ------------------------------------
                                                                             REVENUE
                                                      CUSTOMERS          (IN THOUSANDS)
                                                      ---------          --------------
      Cable systems of Fanch
        Cablevision L.P. and affiliates                   538,000               $155,626

      Falcon Communications, L.P.                       1,004,000                320,228

      Avalon Cable LLC                                    261,000  (a)            81,559
                                                     -------------       ----------------
                                                        1,803,000               $557,413
                                                     =============       ================

--------------
(a) Includes approximately 5,400 customers served by cable systems that Charter Holdings will acquire from certain former affiliates of Avalon. The acquisition of these systems is expected to be completed by the end of January 2000.

     The following is a brief description of the recently acquired cable systems:

     FANCH. In November 1999, Charter Holdco purchased the partnership interests of Fanch Cablevision of Indiana, L.P., specified assets of Cooney Cable Associates of Ohio, Limited Partnership, Fanch-JV2 Master Limited Partnership, Mark Twain Cablevision Limited Partnership, Fanch-Narragansett CSI Limited Partnership, North Texas Cablevision, Ltd., Post Cablevision of Texas, Limited Partnership and Spring Green Communications, L.P. and the stock of Tioga Cable Company, Inc., Cable Systems, Inc. and , indirectly, Hornell Television Service, Inc. for a total combined purchase price of approximately $2.4 billion in cash, subject to adjustment. At the time of the closing of this acquisition, the Fanch credit facilities were closed providing for borrowings of up to $1.2 billion. $0.9 billion of this availability was used to fund a portion of the Fanch purchase price.

     The cable systems acquired in this transaction are located in Colorado, Indiana, Kansas, Kentucky, Michigan, Mississippi, New Mexico, Oklahoma, Texas and Wisconsin. For the year ended December 31, 1998, these systems had revenues of approximately $141.1 million. Approximately 19% of these systems' customers are served by systems with at least 550 megahertz bandwidth capacity.

     FALCON. In November 1999, Charter Holdco purchased partnership interests in Falcon Communications, L.P., interests in a number of Falcon entities, specified interests in Enstar Communications Corporation and Enstar Finance Company, LLC and specified interests in Adlink. All acquired interests except the Enstar portion were transferred to Charter Holdings.

     The purchase price for the transaction, excluding the specified interests in Enstar, was approximately $3.5 billion, consisting of cash, $550 million in membership units in Charter Holdco issued to Falcon sellers and $1.67 billion in assumed debt. The purchase price is subject to adjustment. All of the membership units have been exchanged for Class A common stock of Charter Communications, Inc., sole


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manager and 38.0% equity owner of Charter Holdco, or have been put to Paul G.
Allen, beneficial owner of Charter Holdco.

     The Falcon cable systems are located in California and the Pacific Northwest, Missouri, North Carolina, Alabama and Georgia. For the year ended December 31, 1998, the Falcon cable systems had revenues of approximately $307.6 million. Approximately 7% of these systems' customers are served by systems with at least 550 megahertz bandwidth capacity.

     AVALON. In November 1999, Charter Holdco purchased directly and indirectly all of the equity interests in Avalon Cable LLC for approximately $576.9 million in cash and $268.1 million in assumed notes. The purchase price is subject to adjustment. Avalon Cable operates primarily in Michigan and the New England area. For the year ended December 31, 1998, Avalon Cable had revenues of approximately $18.2 million. Approximately 15% of the Avalon cable systems' customers are served by systems with at least 550 megahertz bandwidth capacity.


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ITEM 5   OTHER ITEMS

     On January 6, 2000, Charter Holdings and its wholly owned subsidiary, Charter Communications Holdings Capital Corporation (collectively, the "Issuers"), announced that they had entered into an agreement to sell $675.0 million of 10.00% Senior Notes due 2009, $325.0 million of 10.25% Senior Notes due 2010 and 11.75% Senior Discount Notes due 2010 with a principal amount at maturity of $532.0 million. The sale of the notes provided gross proceeds to the Issuers of approximately $1.3 billion. The net proceeds of the offering will be used to repay debt, including notes that will be put to the Issuers' subsidiaries in change of control offers that are pending or anticipated. Funding closed on January 12, 2000.

     A copy of the press release announcing the financing is being filed as
Exhibit 99.1 with this report.




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ITEM 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial statements of business acquired.

             Audited financial statements will be filed as an amendment to this current report within 60 days after the date this initial report must be filed.

         (b) Pro forma financial information.

             Pursuant to Article 11 of Regulation S-X, pro forma unaudited financial statements will be filed as an amendment to this current report within 60 days after the date this initial report must be filed.

         (c) Exhibits.

              2.8 Contribution and Sale Agreement entered into as of December 30, 1999, by and among Charter Communications Holding Company, LLC, CC VII Holdings, LLC, and Charter Communications VII, LLC.
              2.9 Contribution and Sale Agreement entered into as of December 30, 1999, by and among Charter Communications Holding Company, LLC and Charter Communications Holdings, LLC.
             99.1    Press release dated January 6, 2000.*

----------------
*filed herewith


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings, LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             CHARTER COMMUNICATIONS
                             HOLDINGS, LLC, a registrant

Dated January 13, 2000       By:    /s/ KENT D. KALKWARF
                                    --------------------------------------------
                                    Name:      Kent D. Kalkwarf
                                    Title:     Senior Vice President and
                                               Chief Financial Officer
                                               (Principal Financial Officer
                                               and Principal Accounting Officer)




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings Capital Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                CHARTER COMMUNICATIONS
                                HOLDINGS CAPITAL CORPORATION, a
                                registrant


Dated January 13, 2000          By:    /s/ KENT D. KALKWARF
                                       ---------------------------------------
                                       Name:      Kent D. Kalkwarf
                                       Title:     Senior Vice President and
                                                  Chief Financial Officer
                                                  (Principal Financial Officer
                                                  and Principal Accounting
                                                  Officer)